Exhibit 99.1
Avid Technology Announces Q3 2020 Results

14.1% Sequential Revenue Growth as End Markets Begin to Recover from COVID-19 Downturn

73.9% Year-Over-Year Subscription Revenue Growth Driven by Net Increase of Approximately 27,000 Paid Subscriptions in the Quarter

Operating Income Increased 56.1% Year-Over-Year Driven by Improved Gross Margin and Significantly Reduced Operating Expenses

$18.0 million in Net Cash Provided by Operating Activities Leading to Free Cash Flow of $15.5 million in the Quarter

BURLINGTON, Mass., October 28, 2020 -- Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced its financial results for the third quarter ended September 30, 2020.

Total revenue increased 14.1% sequentially in the third quarter, while declining slightly year-over-year, as many of Avid’s end markets showed initial signs of recovery from the COVID-19 pandemic. During the third quarter, the Recurring Revenue components of the Company’s business remained strong. The Company reported record subscription revenue of $17.9 million, up 73.9% year-over-year, resulting in 6.5% year-over-year growth in Annual Contract Value. Also, in the third quarter, Avid significantly improved its profitability as a result of a 250 basis point year-over-year improvement in gross margin coupled with a ($4.3) million reduction in operating expenses that yielded a 56.1% year-over-year improvement in operating income and an Adjusted EBITDA Margin of 21.4%. The strong operating results for the third quarter resulted in Free Cash Flow of $15.5 million.

The non-Recurring Revenue portions of the Company’s business related to product and professional services showed strong signs of sequential recovery during the third quarter, although they continued to be negatively impacted year-over-year by weaker demand as a result of the COVID-19 pandemic. Product revenue from perpetual software licenses and integrated solutions increased 29.5% sequentially to $35.8 million in the third quarter.

During the third quarter, the Company repaid the $22.0 million balance on its revolving credit facility using available cash. As of September 30, 2020, the Company had $49.1 million in cash and cash equivalents. The Company’s leverage ratio under its financing agreement decreased to 3.4x as of September 30, 2020 as a result of the repayment of borrowings under the revolving credit facility using the Company’s strong Free Cash Flow generation in the quarter, and the year-over-year increase in Adjusted EBITDA in the quarter.

Third Quarter 2020 Financial and Business Highlights

•Subscription revenue was $17.9 million, up 73.9% year-over-year.
•Paid Cloud-enabled software subscriptions increased by approximately 27,000 during the quarter, to approximately 269,000 at September 30, 2020, an increase of 58.1% year-over-year in total paid subscriptions.
•Subscription and Maintenance revenue was $48.7 million, up 11.6% year-over-year.
•Total revenue was $90.4 million, up 14.1% sequentially, and down (3.2%) year-over-year.
•Gross margin was 64.4%, up 250 basis points year-over-year. Non-GAAP Gross Margin was 64.9%, up 280 basis points year-over-year.
•Operating expenses were $45.1 million, a decrease of (8.7%) year-over-year. Non-GAAP Operating Expenses were $41.4 million, a decrease of (12.6%) year-over-year.
•Operating income was $13.1 million, an increase of 56.1% year-over-year. Non-GAAP Operating Income was $17.3 million, an increase of 61.3% year-over-year.

•Adjusted EBITDA was $19.3 million, an increase of 51.2% year-over-year. Adjusted EBITDA Margin was 21.4%, up 770 basis points year-over-year.
•Net income per common share was $0.18, up from $0.07 in the third quarter of 2019. Non-GAAP Net Income per Share was $0.27, up from $0.10 in the third quarter of 2019.
•Net cash provided by operating activities was $18.0 million in the quarter, an increase of $20.5 million compared to Net cash (used in) operating activities of ($2.6) million in the third quarter of 2019.
•Free Cash Flow was $15.5 million in the quarter, an increase of $20.2 million compared to Free Cash Flow of negative ($4.6) million in the third quarter of 2019.
•LTM Recurring Revenue % was 71.2% of the Company’s revenue for the 12 months ended September 30, 2020, up from 59.4% for the 12 months ended September 30, 2019.
•Annual Contract Value was $271.9 million as of September 30, 2020, up 6.5% from $255.3 million as of September 30, 2019.

Jeff Rosica, Avid’s CEO and President, stated, “We are pleased with the beginning of the demand turnaround we saw in our non-recurring business during the third quarter, and with the strength of the recurring revenue elements of our business driven by the continued growth of our creative software subscription business and the introduction of enterprise subscription. COVID-19 continued to have some temporary impact on customer demand for parts of our non-recurring product business, but we expect demand to continue the gradual recovery that started in Q3.” Mr. Rosica added, “We have adjusted our strategy and investments to quickly respond to the changes in the market we’re seeing, focusing even more sharply on the parts of the business that we believe will drive more profitable growth. We also remain focused on ensuring we have the right cost structure moving forward so that Avid enters 2021 as a stronger and more profitable company.”

Ken Gayron, Executive Vice President and Chief Financial Officer of Avid, said, “We continued to make substantial progress in driving our higher margin revenue streams and improving our cost structure in the third quarter, yielding strong growth in profitability.” Mr. Gayron continued, “The improvement in profitability resulted in third quarter Free Cash Flow of $15.5 million, enabling us to fully repay the balance on our revolving credit facility and reduce our accounts payable, further strengthening our balance sheet. As we head into our seasonally highest Free Cash Flow generating quarter and with the improvements we achieved in our profitability during the third quarter, we believe Avid will generate strong Free Cash Flow as we conclude fiscal year 2020, which should enable us to improve our cost of capital and reduce our interest costs.”

Conference Call to Discuss Third Quarter 2020 Results on October 28, 2020

Avid will host a conference call to discuss its financial results for the third quarter of 2020 on Wednesday, October 28, 2020 at 5:30 p.m. ET. Participants may join the webcast in listen-only mode and access the presentation slides using the link on the Avid Investor Relations website, which can be found on the events tab at ir.avid.com. Participants who would like to ask a question, can access the call by dialing +1 323-289-6576 and referencing confirmation code 4778505. Please connect at least 15 minutes in advance to ensure a timely connection to the call. A replay of the call will also be available for a limited time on the Avid Investor Relations website shortly after the completion of the call.

Non-GAAP Financial Measures and Operational Metrics

Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Operating Income, and Non-GAAP Net Income (Loss) per Share. The Company also includes the operational metrics of Cloud-enabled software subscriptions, Recurring Revenue, LTM Recurring Revenue % and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures and the operational metrics are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures presented in this press release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our Investor Relations website at ir.avid.com, which also includes definitions of all operational metrics.

Forward-Looking Statements

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms.

Readers of this press release should understand that these forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

These risks, uncertainties, and factors include, but are not limited to: risks related to the impact of the coronavirus (COVID-19) outbreak on our business, suppliers, consumers, customers and employees; our liquidity; our ability to execute our strategic plan including our cost saving strategies, and to meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; risks related to the availability and prices of raw materials, including any negative effects caused by inflation, weather conditions, or health pandemics; disruptions or inefficiencies in our supply chain and/or operations, including from the COVID-19 outbreak; the costs, disruption, and diversion of management's attention due to the COVID-19 outbreak; the possibility of legal proceedings adverse to our Company; and other risks described in our reports filed from time to time with the U.S. Securities and Exchange Commission. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements includes in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law.

About Avid

Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world—from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe®™, Maestro™, and PlayMaker™.

For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2020 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, NewsCutter, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Contacts
Investor contact:                                PR contact:
Whit Rappole                                    Jim Sheehan
Avid                                        Avid
ir@avid.com                                    jim.sheehan@avid.com
                                (978) 771-4715

AVID TECHNOLOGY, INC.
Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net revenues:
Products	$35,775	$42,911	$98,121	$147,633
Services	54,656	50,550	158,044	147,848
Total net revenues	90,431	93,461	256,165	295,481

Cost of revenues:
Products	20,957	23,877	58,873	79,535
Services	11,217	11,726	34,322	36,408
Amortization of intangible assets	—	—	—	3,738
Total cost of revenues	32,174	35,603	93,195	119,681
Gross profit	58,257	57,858	162,970	175,800

Operating expenses:
Research and development	13,623	14,860	42,116	46,325
Marketing and selling	19,998	22,334	64,977	73,341
General and administrative	10,796	12,034	34,144	38,543
Amortization of intangible assets	—	—	—	695
Restructuring costs, net	723	229	1,008	518
Total operating expenses	45,140	49,457	142,245	159,422

Operating income	13,117	8,401	20,725	16,378

Interest and other expense, net	(4,423)	(5,519)	(15,204)	(23,994)
Income (loss) before income taxes	8,694	2,882	5,521	(7,616)
Provision for income taxes	707	(283)	1,546	155
Net income (loss)	$7,987	$3,165	$3,975	$(7,771)

Net income (loss) per common share – basic and diluted	$0.18	$0.07	$0.09	$(0.18)

Weighted-average common shares outstanding – basic	44,019	42,913	43,665	42,510
Weighted-average common shares outstanding – diluted	44,758	43,674	44,498	42,510

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP revenue
GAAP revenue	$90,431	$93,461	$256,165	$295,481

Non-GAAP Gross Profit
GAAP gross profit	$58,257	$57,858	$162,970	$175,800
Amortization of intangible assets	—	—	—	3,738
Stock-based compensation	433	185	908	420
Non-GAAP Gross Profit	$58,690	$58,043	$163,878	$179,958
Non-GAAP Gross Margin	64.9%	62.1%	64.0%	60.9%

Non-GAAP Operating Expenses
GAAP operating expenses	$45,140	$49,457	$142,245	$159,422
Less Amortization of intangible assets	(105)	—	(306)	(695)
Less Stock-based compensation	(2,865)	(1,860)	(7,224)	(5,368)
Less Restructuring costs, net	(723)	(229)	(1,008)	(518)
Less Restatement costs	—	—	—	2
Less Acquisition, integration and other costs	—	(32)	183	(458)
Less Efficiency program costs	(79)	(33)	(445)	(191)
Less COVID-19 related expenses	(3)	—	(251)	—
Non-GAAP Operating Expenses	$41,365	$47,303	$133,194	$152,194

Non-GAAP Operating Income
GAAP operating income	$13,117	$8,401	$20,725	$16,378
Amortization of intangible assets	105	—	306	4,433
Stock-based compensation	3,297	2,045	8,132	5,788
Restructuring costs, net	723	229	1,008	518
Restatement costs	—	—	—	(2)
Acquisition, integration and other costs	—	32	(183)	458
Efficiency program costs	79	33	445	191
COVID-19 related expenses	3	—	251	—
Non-GAAP Operating Income	$17,324	$10,740	$30,684	$27,764

Adjusted EBITDA
Non-GAAP Operating Income (from above)	$17,324	$10,740	$30,684	$27,764
Depreciation	2,004	2,045	6,317	7,037
Adjusted EBITDA	$19,328	$12,785	$37,001	$34,801
Adjusted EBITDA Margin	21.4%	13.7%	14.4%	11.8%

Non-GAAP Net Income
Non-GAAP Operating Income (from above)	$17,324	$10,740	$30,684	$27,764
Less Non-GAAP Interest and other expense	(4,423)	(5,519)	(15,204)	(16,623)
Less Non-GAAP Income Tax	(702)	(663)	(1,581)	(1,119)
Non-GAAP Net Income	$12,199	$4,558	$13,899	$10,022
Weighted-average common shares outstanding - basic	44,019	42,913	43,665	42,510
Weighted-average common shares outstanding - diluted	44,758	43,674	44,498	42,510
Non-GAAP Earnings Per Share - basic	$0.28	$0.11	$0.32	$0.24
Non-GAAP Earnings Per Share - diluted	$0.27	$0.10	$0.31	$0.24

Free Cash Flow
GAAP net cash (used in) provided by operating activities	$17,955	$(2,551)	$8,843	$1,112
Capital expenditures	(2,407)	(2,052)	(5,619)	(5,629)
Free Cash Flow	$15,548	$(4,603)	$3,224	$(4,517)
Free Cash Flow conversion of Adjusted EBITDA	80.4%	(36.0)%	8.7%	(13.0)%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Consolidated Balance Sheets
(unaudited - in thousands, except per share data)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$49,142	$69,085
Restricted cash	1,664	1,663
Accounts receivable, net of allowances of $1,522 and $958 at September 30, 2020 and December 31, 2019, respectively	59,683	73,773
Inventories	28,378	29,166
Prepaid expenses	10,526	9,425
Contract assets	15,276	19,494
Other current assets	2,608	6,125
Total current assets	167,277	208,731
Property and equipment, net	18,884	19,580
Goodwill	32,643	32,643
Right of use assets	30,408	29,747
Long-term deferred tax assets	6,539	7,479
Other long-term assets	5,651	6,113
Total assets	$261,402	$304,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,450	$39,888
Accrued compensation and benefits	30,452	19,524
Accrued expenses and other current liabilities	34,758	36,759
Income taxes payable	1,946	1,945
Short-term debt	4,135	30,554
Deferred revenue	70,858	83,589
Total current liabilities	155,599	212,259
Long-term debt	204,074	199,034
Long-term deferred revenue	10,306	14,312
Long-term lease liabilities	29,473	28,127
Other long-term liabilities	6,162	5,646
Total liabilities	405,614	459,378

Stockholders’ deficit:
Common stock	439	430
Additional paid-in capital	1,033,599	1,027,824
Accumulated deficit	(1,175,434)	(1,179,409)
Accumulated other comprehensive loss	(2,816)	(3,930)
Total stockholders’ deficit	(144,212)	(155,085)
Total liabilities and stockholders’ deficit	$261,402	$304,293

AVID TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$3,975	$(7,771)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	6,317	11,469
Allowance for (recovery from) doubtful accounts	1,349	(156)
Stock-based compensation expense	8,132	5,788
Non-cash provision for restructuring	653	—
Non-cash interest expense	3,408	7,054
Loss on extinguishment of debt	—	2,878
Unrealized foreign currency transaction losses	219	237
Benefit from (provision for) deferred taxes	997	(886)
Changes in operating assets and liabilities:
Accounts receivable	12,741	14,192
Inventories	788	788
Prepaid expenses and other assets	1,390	(3,526)
Accounts payable	(26,440)	(3,661)
Accrued expenses, compensation and benefits and other liabilities	7,752	(13,035)
Income taxes payable	81	372
Deferred revenue and contract assets	(12,519)	(12,631)
Net cash provided by operating activities	8,843	1,112

Cash flows from investing activities:
Purchases of property and equipment	(5,619)	(5,629)
Net cash used in investing activities	(5,619)	(5,629)

Cash flows from financing activities:
Proceeds from revolving line of credit	22,000	—
Repayment on revolving line of credit	(22,000)	—
Proceeds from long-term debt	7,800	79,286
Repayment of debt	(1,474)	(1,113)
Payments for repurchase of outstanding notes	(28,867)	(76,269)
Proceeds from the issuance of common stock under employee stock plans	252	309
Common stock repurchases for tax withholdings for net settlement of equity awards	(2,610)	(3,444)
Unwind capped call cash receipt	875	27
Payments for credit facility issuance costs	(289)	(5,979)
Net cash used in financing activities	(24,313)	(7,183)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,394	(615)
Net decrease in cash, cash equivalents and restricted cash	(19,695)	(12,315)
Cash, cash equivalents and restricted cash at beginning of period	72,575	68,094
Cash, cash equivalents and restricted cash at end of period	$52,880	$55,779
Supplemental information:
Cash and cash equivalents	$49,142	$52,289
Restricted cash	1,664	1,664
Restricted cash included in other long-term assets	2,074	1,826
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$52,880	$55,779

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended September 30, 2020

	September 30,	June 30,	September 30,
	2020	2020	2019
Revenue Backlog*

Deferred Revenue	$81.2	$85.7	$85.0
Other Backlog	321.7	337.9	358.6
Total Revenue Backlog	$402.9	$423.6	$443.6

The expected timing of recognition of revenue backlog as of September 30, 2020 is as follows:

	2020	2021	2022	Thereafter	Total

Deferred Revenue	$31.9	$41.3	$4.8	$3.2	$81.2
Other Backlog	39.6	123.1	79.9	79.1	321.7
Total Revenue Backlog	$71.5	$164.4	$84.7	$82.3	$402.9

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.